Exhibit 99.B(n)

SEI INSTITUTIONAL MANAGED TRUST

AMENDED AND RESTATED

RULE 18f-3

MULTIPLE CLASS PLAN (THE “PLAN”)

DATED AUGUST 12, 2010

(ORIGINALLY ADOPTED JUNE 19, 1995)

Introduction

SEI Institutional Managed Trust (the “Trust”), a registered investment company that consists of separately managed funds listed on Schedule A hereto (each a “Fund” and, collectively, the “Funds”), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) in offering multiple classes of units of beneficial interest (“shares”) in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.            Attributes of Share Classes

The rights of each existing class of the Funds shall be as set forth in the respective Certificate of Class Designation for the class (each a “Certificate”), attached hereto as an Exhibit.

With respect to any class of shares of a Fund created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (1) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses (“distribution fees”) in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”), and will separately bear any non-Rule 12b-1 Plan service payments (“service fees”) that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.            Expense Allocations

With respect to each Fund, expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.            Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board of Trustees after the date hereof.

The Board of the Trust, including a majority of the independent Trustees, who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.             Class-Specific Distribution Arrangements; Other Expenses

Class A shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to 0.25% payable to SEI Investments Distribution Co. (the “Distributor”).  The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Fund on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

2.             Eligibility of Purchasers

Class A shares require a $100,000 minimum initial investment with minimum subsequent investments of $1,000 and are available only to financial institutions and intermediaries.

3.             Exchange Privileges

Class A shares of each Fund may be exchanged for Class A shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to applicable limitations resulting from the closing of Funds to new investors.

4.             Voting Rights

Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held.  Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.

5.             Conversion Rights

Class A shares do not have a conversion feature.

6.             Redemption Fee

Class A shares may be subject to a redemption fee in such amount and on such terms as approved by the Trust’s Board of Trustees and as disclosed in a Fund’s Prospectus.

EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class Y Shares

1.             Class-Specific Distribution Arrangements; Other Expenses

(a)           Class Y shares are sold without a sales charge.

(b)           Class Y shares are subject to a shareholder servicing fee of up to 0.15% payable to the Distributor.  The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Trust or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from a Fund of the Trust on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

(c)           The fee payable to SEI Investments Global Funds Services pursuant to the Management Agreement dated December 10, 2003, as amended, shall be 20 basis points lower for Class Y shares of a Fund than for other classes of the same Fund in order to account for differences in the transfer agency and related shareholder services, such as processing orders on behalf of shareholders and communicating with shareholders with regard to, and assisting them in, complying with the Trust’s policies governing requests for redemption, provided to such shareholders of such class.

2.             Eligibility of Purchasers

Class Y shares require a $100,000 minimum initial investment and are available only to financial institutions and intermediaries.

3.             Exchange Privileges

Class Y shares of each Fund may be exchanged for Class Y shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s prospectus and subject to applicable limitations resulting from the closing of Funds to new investors.

4.             Voting Rights

Each Class Y shareholder will have one vote for each full Class Y share held and a fractional vote for each fractional Class Y share held. Class Y shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class Y (such as a distribution plan or service agreement relating to Class Y), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class Y shareholders differ from the interests of holders of any other class.

5.             Conversion Rights

Class Y shares do not have a conversion feature.

6.             Redemption Fee

Class Y shares may be subject to a redemption fee in such amount and on such terms as approved by the Trust’s Board of Trustees and as disclosed in a Fund’s Prospectus.

EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.             Class-Specific Distribution Arrangements; Other Expenses

Class I shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to 0.25% payable to the Distributor and administrative fee up to 0.25% payable to certain broker dealers and their affiliated registered investment advisers (the “Intermediaries”).

The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with a Fund or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from a Fund on behalf of clients; and (xi) providing such other similar services as a Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

Each Intermediary will provide or will enter into written agreements with service providers who will provide one or more of the following administrative services to clients who may from time to time beneficially own shares: (i) providing subaccounting with respect to shares beneficially owned by clients; (ii) providing information periodically to clients showing their positions in shares; (iii) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (iv) processing purchase, exchange and redemption requests from clients and placing such orders with a Fund or its service providers; (v) processing dividend payments from a Fund on behalf of the clients; and (vi) providing such other similar services as a Fund may, through the Intermediaries, reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations.

2.             Eligibility of Purchasers

Class I shares of a Fund require a minimum initial investment of $100,000 with minimum subsequent investments of $1,000 and are available only to financial institutions and intermediaries.

3.             Exchange Privileges

Class I shares of a Fund may be exchanged for Class I shares of any other Fund of the Trust that creates Class I shares in accordance with the procedures disclosed in the Funds’

Prospectus and subject to applicable limitations resulting from the closing of the Funds to new investors.

4.             Voting Rights

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a distribution plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class I shareholders differ from the interests of holders of any other class.

5.             Conversion Rights

Class I shares do not have a conversion feature.

6.             Redemption Fee

Class I shares may be subject to a redemption fee in such amount and on such terms as approved by the Trust’s Board of Trustees and as disclosed in a Fund’s Prospectus.

EXHIBIT D

CERTIFICATE OF CLASS DESIGNATION

Class E Shares

1.             Class-Specific Distribution Arrangements; Other Expenses

Class E shares are sold without a sales charge, and are not subject to a shareholder servicing fee or an administrative fee.

2.             Eligibility of Purchasers

Class E shares of a Fund require a minimum initial investment of $5,000,000 with minimum subsequent investments of $1,000 and are available only to financial institutions and intermediaries.

3.             Exchange Privileges

Class E shares of each Fund may be exchanged for Class E shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to applicable limitations resulting from the closing of Funds to new investors.

4.             Voting Rights

Each Class E shareholder will have one vote for each full Class E share held and a fractional vote for each fractional Class E share held. Class E shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class E (such as a distribution plan or service agreement relating to Class E), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class E shareholders differ from the interests of holders of any other class.

5.             Conversion Rights

Class E shares do not have a conversion feature.

6.             Redemption Fee

Class E shares may be subject to a redemption fee in such amount and on such terms as approved by the Trust’s Board of Trustees and as disclosed in a Fund’s Prospectus.

EXHIBIT E

CERTIFICATE OF CLASS DESIGNATION

Class G Shares

1.   Class-Specific Distribution Arrangements, Other Expenses

Class G shares are sold without a sales charge, but subject to a shareholder servicing fee and a Rule 12b-1 distribution fee. Under the terms of the Shareholder Service Plan and Agreement, the Trust is permitted to compensate, out of the Class G shares assets of a Fund, in an amount up to 0.25% on an annual basis of the average daily net assets of the Class G shares, the Distributor that provides shareholder services to Class G shares shareholders of the Fund. The Trust also has adopted a distribution plan with respect to the Class G shares of the Funds. The Distribution plan has been adopted in accordance with the requirements of Rule 12b-1 and is administered accordingly. Under the terms of the Distribution Plan, the Trust is permitted to compensate, out of the Class G shares assets of a Fund, in an amount up to 0.25% on an annual basis of the average daily net assets of the Class G shares, the Distributor that provides services in connection with the distribution of the Class G shares of the Fund.

2.   Eligibility of Purchasers

Class G shares do not require a minimum initial investment and are available only to individuals, employee benefit plans, such as defined benefit plans, defined contribution plans, 401(k) plans and financial institutions that invest through a registered investment adviser.

3.   Exchange Privileges

Class G shares of each Fund may be exchanged for Class G shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   Voting Rights

Each Class G shareholder will have one vote for each full Class G Share held and a fractional vote for each fractional Class share G held.  Class G shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class G shares (such as a distribution plan or service agreement relating to the Class G shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Class G shareholders differ from the interests of holders of any other class; and  (iii) in all other respects, the same rights and obligations as any other class.

5.   Conversion Rights

Class G shares do not have a conversion feature.

6.   Redemption Fee

Class G shares may be subject to a redemption fee in such amount and on such terms as approved by the Trust’s Board of Trustees and as disclosed in a Fund’s Prospectus.

SCHEDULE A

TO THE

SEI INSTITUTIONAL MANAGED TRUST

AMENDED AND RESTATED

RULE 18f-3

MULTIPLE CLASS PLAN (THE “PLAN”)

DATED AUGUST 12, 2010

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

S&P 500 Index Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Mid-Cap Fund

U.S. Managed Volatility Fund

Global Managed Volatility Fund

Tax-Managed Managed Volatility Fund

Real Estate Fund

Enhanced Income Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Return Fund

Multi-Strategy Alternative Fund

Prime Obligation Fund